UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

 PROVIDENT COMMUNITY BANCSHARES, INC.
(Exact name of Company as specified in its charter)

Delaware	1-5735	57-1001177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 Celanese Road, Rock Hill, South Carolina	29732
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:   (803) 325-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On October 25, 2011, Provident Community Bancshares, Inc. (the “Company”) received a letter from the NASDAQ Stock Market (“Nasdaq”) notifying the Company that it would suspend the trading of the shares of Company common stock effective at the open of business on November 3, 2011.  The Company’s common stock is expected to be quoted on the Over-the-Counter Bulletin Board starting on November 3, 2011.  Nasdaq’s determination was based on the Company’s failure to comply with:  (1) Nasdaq Listing Rule 5450(a)(2), which requires maintenance of a minimum bid price of $1.00 per share; and (2) Nasdaq Listing Rule 5550(a)(5), which requires a market value of the publicly held shares of at least $1 million.

The Company does not intend to appeal Nasdaq’s determination to the Nasdaq Listing Qualifications Panel.

For more information, see the Company’s press release dated October 31, 2011, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release dated October 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT COMMUNITY BANCSHARES, INC.
(Company)

Dated:	October 31, 2011	By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer